UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2015

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

Independence Realty Trust, Inc. (“IRT”) held a special meeting of stockholders on September 15, 2015 (the “Special Meeting”).  At the Special Meeting, IRT stockholders approved the proposal described below, which relates to the previously announced Agreement and Plan of Merger, dated as of May 11, 2015, by and among IRT, Independence Realty Operating Partnership, LP, Adventure Merger Sub LLC, IRT Limited Partner, LLC, Trade Street Residential, Inc., and Trade Street Operating Partnership, LP (the “Merger Agreement”). As there were sufficient votes to approve Proposal 1, stockholder action on a second proposal, to approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1, was not required and IRT did not call the vote on that proposal. The final voting results with respect to the proposal voted upon at the Special Meeting are set forth below. The proposals are described in detail in the definitive joint proxy statement/prospectus for the Special Meeting, filed with the Securities and Exchange Commission on July 31, 2015.

Proposal 1

IRT’s stockholders approved the issuance of shares of IRT common stock pursuant to the transactions contemplated by the Merger Agreement (including IRT common stock issuable upon redemption of common units of limited partnership interest in IROP issued pursuant to the transactions contemplated by the Merger Agreement).

For	Against	Abstentions

20,864,368	239,556	200,387

Item 8.01 Other Events

On September 15, 2015, IRT issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Independence Realty Trust, Inc. dated September 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 15, 2015	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Independence Realty Trust, Inc. dated September 15, 2015.